UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2010
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2010 Annual Meeting of Stockholders of Carriage Services, Inc. (the “Company”) was held on May 8, 2010. As of the record date for the meeting, we had 17,397,337 shares of Common Stock outstanding, each of which was entitled to one vote. The matters presented for a vote and the related results are as follows:
PROPOSAL 1 — ELECTION OF DIRECTORS
     Proposal 1 was the election of two nominees to serve as Class II directors of the Company for a term of three years expiring on the date of the 2013 annual meeting. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld

Vincent D. Foster	7,567,263	2,738,588
L. William Heiligbrodt	10,091,429	214,422
     Pursuant to the foregoing votes, all director nominees were duly elected.
PROPOSAL 2 — APPROVAL OF THE CARRIAGE SERVICES, INC. AMENDED AND RESTATED 2006 LONG-TERM INCENTIVE PLAN
     Proposal 2 was the approval of the Carriage Services, Inc. Amended and Restated 2006 Long-Term Incentive Plan. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,767,987	526,749	11,115	3,729,023
     Pursuant to the foregoing votes, the Amended and Restated 2006 Long-Term Incentive Plan was approved.
PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Proposal 3 was the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010. The result of the vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,912,247	108,141	14,486	—
     Pursuant to the foregoing votes, the ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: May 18, 2010	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer